Exhibit 99.1

Vertiv, a Platinum Equity Portfolio Company, to List on New York Stock Exchange

Through Business Combination with GS Acquisition Holdings

Creates publicly traded, pure-play critical digital infrastructure provider

Columbus, Ohio Dec. 10, 2019 – Vertiv Holdings LLC (“Vertiv”), a Platinum Equity portfolio company, and a global provider of critical digital infrastructure and continuity solutions, today announced it will become a publicly traded company through a merger with GS Acquisition Holdings Corp (NYSE: GSAH, GSAH.U, GSAH WS), a special purpose acquisition company co-sponsored by an affiliate of The Goldman Sachs Group, Inc. and David M. Cote. Mr. Cote, CEO of GSAH and former Executive Chairman of the Board and CEO of Honeywell, will serve as Executive Chairman of Vertiv. Vertiv’s existing management team will continue to be led by 30-year industry veteran CEO Rob Johnson. The transaction is expected to close in the first quarter of 2020 and at close Vertiv’s stock will trade under the ticker symbol NYSE: VRT.

“Platinum Equity, Rob Johnson and his team have done a tremendous job over the last several years positioning Vertiv for long-term success. The Company is exactly the asset we were looking for, with a great position in a good industry, products differentiated by technology, strong organic and inorganic growth potential, and opportunities for sustained improvements over time. Taken together, I am delighted with the near- and long-term prospects for Vertiv and the opportunity this represents for shareowners,” said Mr. Cote.

Tom Gores, Chairman and CEO, Platinum Equity, said, “I’m proud of the work our team has done at Vertiv in positioning it where it is today, and I’m very excited about the new partnership with our friend David and long-time partners at Goldman Sachs. Rob Johnson and the management team have done a tremendous job preparing the company for its next phase of growth.”

“This transaction enables us to accelerate our growth and innovation strategy and broaden our opportunities as we continue to focus on the ever-evolving needs of our customers,” said Vertiv CEO Rob Johnson. “Our partnership with David, who has a proven track record of driving operational improvements and shareholder value, will further enhance our trajectory as we look to capitalize on our strong foundation in a growing industry.”

Platinum Equity Partner Jacob Kotzubei, who will become a board member of the newly listed company, said, “We are pleased to partner with Goldman Sachs and Dave Cote on the next phase of Vertiv’s journey, and to participate in the company’s future success as a meaningful shareholder. We also look forward to working with Dave, Rob and the Vertiv management team to accelerate Vertiv’s product and service leadership in the industry.”

With operations in more than 130 countries, Vertiv is a global leader in delivering the hardware, software, analytics and ongoing services customers rely on to enable their vital applications to run continuously, perform optimally and grow with their business needs. The company’s portfolio of power, thermal and IT management along with cooling and IT infrastructure solutions and services that extend from the cloud to the edge of the network, generated nearly $4.3 billion in revenue in 2018.

Key Transaction Terms

The transaction, unanimously approved by both boards of directors, is expected to close in the first quarter of 2020, subject to customary closing conditions, including regulatory approvals, and approval of GSAH’s stockholders. At closing, the public company’s name will be changed to Vertiv Holdings Co. Upon closing, Vertiv will have an anticipated pro forma enterprise value of approximately $5.3 billion, or 8.9x the company’s estimated 2020 pro forma Adjusted EBITDA of approximately $595 million.

Upon completion, it is expected that, subject to various purchase price adjustments and any redemptions by the public stockholders of GSAH, Platinum Equity will hold approximately 38% of Vertiv Holdings Co and the sponsor (including Mr. Cote and affiliates of The Goldman Sachs Group, Inc.) will own approximately 5% of Vertiv Holdings Co. In addition to the approximately $705 million of cash held in GSAH’s trust account, additional investors (including affiliates of Mr. Cote and affiliates of The Goldman Sachs Group, Inc.) have committed to participate in the transaction through a $1.239 billion private placement.

After giving effect to any redemptions by the public stockholders of GSAH, the balance of the approximately $705 million in cash held in GSAH’s trust account, together with the $1.239 billion in private placement proceeds, will be used to pay $415 million cash consideration (subject to certain adjustments) to Vertiv stockholders, pay transaction expenses and reduce Vertiv’s existing indebtedness to up to 3.6x 2019 estimated pro forma Adjusted EBITDA. The remainder of the consideration payable to the stockholders of Vertiv will consist of shares of GSAH common stock.

The transaction will be effected pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), entered into by and among GSAH, Vertiv Holdings, LLC, VPE Holdings, LLC (Vertiv Holdings, LLC’s parent), and the other parties thereto.

Goldman Sachs & Co. LLC acted as lead placement agent and exclusive financial advisor to GSAH. J.P. Morgan Securities LLC acted as financial advisor to Vertiv. Skadden, Arps, Slate, Meagher & Flom LLP acted as legal advisor to GSAH. Morgan, Lewis & Bockius, LLP and Gibson, Dunn & Crutcher LLP acted as joint legal advisors to Platinum Equity and Vertiv.

Conference Call Information

Investors may listen to a presentation regarding the proposed transaction on Tuesday, December 10, 2019 starting at 10:30 a.m. ET. The call can be accessed by dialing 1-877-883-0383 (domestic toll-free number) or 1-412-902-6506 (international) and providing the conference ID: 8567556, or asking for the GSAH-Vertiv transaction announcement call. The live webcast of the investor call as well as related presentation materials will be available at https://www.gsacquisition.com/.

A replay of the teleconference and webcast will also be available for approximately 30 days at https://www.gsacquisition.com/.

About Vertiv

Vertiv brings together hardware, software, analytics and ongoing services to ensure its customers’ vital applications run continuously, perform optimally and grow with their business needs. Vertiv solves the most important challenges facing today’s data centers, communication networks and commercial and industrial facilities with a portfolio of power, cooling and IT infrastructure solutions and services that extends from the cloud to the edge of the network. Headquartered in Columbus, Ohio, Vertiv employs around 20,000 people and does business in more than 130 countries. For more information, and for the latest news and content from Vertiv, visit Vertiv.com.

About GSAH

GS Acquisition Holdings Corp (NYSE: GSAH) is a special purpose acquisition company formed for the purpose of effecting merger, stock purchase or similar business combination with one or more businesses. The company is sponsored by an affiliate of The Goldman Sachs Group, Inc. and David M. Cote. In June 2018, GSAH completed its initial public offering, raising $690 million from investors.

About Platinum Equity

Founded in 1995 by Tom Gores, Platinum Equity is a global investment firm with more than $19 billion of assets under management and a portfolio of approximately 40 operating companies that serve customers around the world. Platinum Equity specializes in mergers, acquisitions and operations – a trademarked strategy it calls M&A&O® – acquiring and operating companies in a broad range of business markets, including manufacturing, distribution, transportation and logistics, equipment rental, metals services, media and entertainment, technology, telecommunications and other industries. Over the past 24 years Platinum Equity has completed more than 250 acquisitions.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements regarding the estimated future financial performance, financial position and financial impacts of the potential transaction, the satisfaction of closing conditions to the potential transaction and the private placement, the level of redemptions by GSAH’s public stockholders and purchase price adjustments in connection with the potential transaction, the timing of the completion of the potential transaction, the anticipated pro forma enterprise value and Adjusted EBITDA of the combined company following the potential transaction, anticipated ownership percentages of the combined company’s stockholders following the potential transaction, and the business strategy, plans and objectives of management for future operations, including as they relate to the potential transaction. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this press release, words such as “pro forma,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. When GSAH discusses its strategies or plans, including as they relate to the potential transaction, it is making projections, forecasts and forward-looking statements. Such statements are based on the beliefs of, as well as assumptions made by and information currently available to, GSAH’s management.

These forward-looking statements involve significant risk and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside GSAH’s and Vertiv’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to:(1) GSAH’s ability to complete the potential transaction or, if GSAH does not complete the potential transaction, any other initial business combination; (2) satisfaction or waiver (if applicable) of the conditions to the potential transaction, including with respect to the approval of the stockholders of GSAH; (3) the ability to maintain the listing of the combined company’s securities on the New York Stock Exchange; (4) the inability to complete the private placement; (5) the risk that the proposed transaction disrupts current plans and operations of GSAH or Vertiv as a result of the announcement and consummation of the transaction described herein; (6) the ability to recognize the anticipated benefits of the proposed transaction, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (7) costs related to the proposed transaction; (8) changes in applicable laws or regulations and delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals required to complete the potential transaction; (9) the possibility that GSAH and Vertiv may be adversely affected by other economic, business, and/or competitive factors; (10) the outcome of any legal proceedings that may be instituted against GSAH, Vertiv or any of their respective directors or officers, following the announcement of the potential transaction; (11) the failure to realize anticipated pro forma results and underlying assumptions, including with respect to estimated stockholder redemptions and purchase price and other adjustments; and (12) other risks and uncertainties indicated from time to time in the preliminary proxy statement of GSAH, including those under “Risk Factors” therein, and other documents filed or to be filed with the Securities and Exchange Commission (“SEC”) by GSAH.

Forward-looking statements included in this release speak only as of the date of this release. Neither GSAH nor Vertiv undertakes any obligation to update its forward-looking statements to reflect events or circumstances after the date of this release. Additional risks and uncertainties are identified and discussed in GSAH’s reports filed with the SEC and available at the SEC’s website at http://www.sec.gov.

Non-GAAP Financial Measures

Pro forma Adjusted EBITDA is a non-GAAP financial measure that is not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and may be different from non-GAAP financial measures used by other companies. This non-GAAP financial measure should not be construed as an alternative to net income as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (each as determined in accordance with GAAP). See investor presentation for a description of this non-GAAP financial measure and a reconciliation of such non-GAAP financial measure to the most comparable GAAP amount.

Additional Information about the Transaction and Where to Find It

GSAH intends to file with the SEC a preliminary proxy statement in connection with the business combination and will mail a definitive proxy statement and other relevant documents to its stockholders. The definitive proxy statement will contain important information about the business combination and the other matters to be voted upon at a special meeting of the stockholders to be held to approve the business combination and other matters, and is not intended to provide the basis for any investment decision or any other decision in respect of such matters. GSAH’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement, the amendments thereto, and the definitive proxy statement in connection with GSAH’s solicitation of proxies for such special meeting, as these materials will contain important information about GSAH, Vertiv and the business combination. The definitive proxy statement will be mailed to the stockholders of GSAH as of a record date to be established for voting on the business combination and the other matters to be voted upon at the special meeting. GSAH’s stockholders will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC’s website at http://www.sec.gov, or by directing a request to: IR-GSacquisition@gs.com.

Participants in the Solicitation

GSAH and its directors and officers may be deemed participants in the solicitation of proxies of GSAH stockholders in connection with the business combination. GSAH’s stockholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of GSAH in GSAH’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC on March 13, 2019.

Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to GSAH’s stockholders in connection with the business combination and other matters to be voted upon at the special meeting will be set forth in the proxy statement for the business combination when available. Additional information regarding the interests of participants in the solicitation of proxies in connection with the business combination will be included in the proxy statement that GSAH intends to file with the SEC.

For investor inquiries, please contact:

GS Acquisition Holdings Corp

Please email: IR-GSacquisition@gs.com

For media inquiries, please contact:

Sara Steindorf

FleishmanHillard for Vertiv

T +1 314-982-1725

E sara.steindorf@fleishman.com

Patrick Scanlan

Goldman Sachs & Co. LLC

T +1 212-902-5400

Dan Whelan

Platinum Equity

T 310-282-9202

E dwhelan@platinumequity.com